UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2026

Baker Hughes Company

(Exact name of registrant as specified in charter)

Delaware	1-38143	81-4403168
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

575 N. Dairy Ashford Rd., Suite 100
Houston, Texas	77079-1121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 439-8600

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BKR	The Nasdaq Stock Market LLC
5.125% Senior Notes due 2040 of Baker Hughes Holdings LLC and Baker Hughes Co-Obligor, Inc.	BKR40	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement

On March 5, 2026, Baker Hughes Holdings LLC, an indirect, 100% owned subsidiary and the primary operating company of Baker Hughes Company (“BHH LLC”) and Baker Hughes Co-Obligor, Inc., a 100% owned finance subsidiary of BHH LLC (the “Co-Obligor,” and together with BHH LLC, the “Issuers”) entered into an underwriting agreement (the “EUR Underwriting Agreement”) by and among the Issuers, Baker Hughes Company (“BHC”) and Goldman Sachs & Co. LLC, Morgan Stanley & Co. International plc, Citigroup Global Markets Limited, Deutsche Bank AG, London Branch, J.P. Morgan Securities plc and the several other underwriters named therein, related to the Issuers’ offering of €600,000,000 aggregate principal amount of their 3.226% Senior Notes due 2030 (the “2030 Notes”), €900,000,000 aggregate principal amount of their 3.812% Senior Notes due 2034 (the “2034 Notes”), €750,000,000 aggregate principal amount of their 4.193% Senior Notes due 2038 (the “2038 Notes”) and €750,000,000 aggregate principal amount of their 4.737% Senior Notes due 2046 (the “2046 Notes” and, together with the 2030 Notes, the 2034 Notes and the 2038 Notes, the “EUR Notes”).

Also on March 5, 2026, the Issuers entered into an underwriting agreement (the “USD Underwriting Agreement” and together with the EUR Underwriting Agreement, the “Underwriting Agreements”) by and among the Issuers, BHC and Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, as representatives of the underwriters named therein, related to the Issuers’ offering of $500,000,000 aggregate principal amount of their 4.050% Senior Notes due 2029 (the “2029 Notes”), $1,250,000,000 aggregate principal amount of their 4.350% Senior Notes due 2031 (the “2031 Notes”), $750,000,000 aggregate principal amount of their 4.650% Senior Notes due 2033 (the “2033 Notes”), $2,000,000,000 aggregate principal amount of their 5.000% Senior Notes due 2036 (the “2036 Notes”) and $2,000,000,000 aggregate principal amount of their 5.850% Senior Notes due 2056 (the “2056 Notes” and, together with the 2029 Notes, the 2031 Notes, the 2033 Notes and the 2036 Notes, the “USD Notes” and, together with the EUR Notes, the “Notes”).

The Notes are fully and unconditionally guaranteed by BHC. The Notes are registered pursuant to the Issuers’ automatic shelf registration statements on Form S-3 (File Nos. 333-275865-01 and 333-275865-02), filed on December 1, 2023.

Absent the occurrence of an event requiring the redemption of all outstanding Notes, the Issuers intend to use the net proceeds of the offering, as well as cash on hand and borrowings under an existing term loan credit agreement, if applicable, each as further described in each prospectus supplement dated March 5, 2026, to fund part of the cash portion of the merger consideration for the pending acquisition of Chart Industries, Inc. (“Chart”), to pay related transaction fees and expenses and to repay Chart’s outstanding indebtedness.

The Underwriting Agreements contain customary representations, warranties and agreements of the Issuers and BHC and customary conditions to closing, indemnification rights and obligations of the parties.

Certain of the underwriters and/or their respective affiliates are lenders, agents and/or arrangers for BHC under a term loan credit agreement entered into on August 15, 2025, and a bridge commitment entered into on July 28, 2025, and will receive compensation in connection therewith.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the terms of each Underwriting Agreement. A copy of the EUR Underwriting Agreement is filed as Exhibit 1.1 hereto and a copy of the USD Underwriting Agreement is filed as Exhibit 1.2 hereto, each of which is incorporated herein by reference.

The Notes were issued pursuant to the terms of the indenture, dated as of October 28, 2008 (the “Base Indenture”), between BHH LLC (as successor to Baker Hughes Incorporated) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as amended and supplemented by the Second Supplemental Indenture, dated as of July 3, 2017, among the Issuers and the Trustee, as further amended and supplemented by a Seventh Supplemental Indenture, dated as of December 31, 2023, among the BHH LLC, the Co-Issuer, BHC and the Trustee whereby BHC agreed to guarantee fully and unconditionally all then outstanding indebtedness issued under the Base Indenture, and as further supplemented by the Eighth Supplemental Indenture, dated March 11, 2026, among the Issuers, the Trustee and The Bank of New York Mellon, London Branch, as paying agent, relating to the EUR Notes and as further supplemented by the Ninth Supplemental Indenture, dated March 11, 2026, among the Issuers and the Trustee relating to the USD Notes (together, the “Indenture”).

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Base Indenture, which was filed as Exhibit 4.1 to the Current Report of BHH LLC on Form 8-K filed on October 29, 2008, the Second Supplemental Indenture, which was filed as Exhibit 4.1 to the Current Report of BHH LLC on Form 8-K12B filed on July 3, 2017, the Seventh Supplemental Indenture, which was filed as Exhibit 4.1 to the Current Report of BHC on Form 8-K filed on January 5, 2024, the Eighth Supplemental Indenture (including the forms of the EUR Notes attached thereto), which is filed as Exhibit 4.1 hereto, and the Ninth Supplemental Indenture (including the forms of USD Notes attached thereto), which is filed as Exhibit 4.2 hereto, which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above with respect to the Notes and the Indenture is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.

Item 8.01.	Other Events

Effective March 11, 2025, Baker Hughes Company terminated approximately $11.0 billion in commitments under the previously disclosed commitment letter for a bridge facility to fund the pending acquisition of Chart.

On March 5, 2026, Baker Hughes Company issued a press release announcing the pricing of the Notes. A copy of the press release is attached hereto as Exhibit 99.1.

On March 11, 2026, Baker Hughes Company issued a press release announcing the closing of the Notes offering. A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 5, 2026, by and among the Issuers, BHC and Goldman Sachs & Co. LLC, Morgan Stanley & Co. International plc, Citigroup Global Markets Limited, Deutsche Bank AG, London Branch, J.P. Morgan Securities plc and the several other underwriters named therein.

1.2	Underwriting Agreement, dated March 5, 2026, by and among the Issuers, BHC and Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein.

4.1	Eighth Supplemental Indenture, dated March 11, 2026, among the Issuers, BHC, The Bank of New York Mellon Trust Company, N.A., as Trustee, and The Bank of New York Mellon, London Branch, as paying agent.

4.2	Ninth Supplemental Indenture, dated March 11, 2026, among the Issuers, BHC, and The Bank of New York Mellon Trust Company, N.A., as Trustee.

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP.

5.2	Opinion of Cleary Gottlieb Steen & Hamilton LLP.

23.1	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1).

23.2	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.2).

99.1	Press release of Baker Hughes Company announcing the pricing of the Notes.

99.2	Press release of Baker Hughes Company announcing the closing of the Notes.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Baker Hughes Company

Date: March 11, 2026

	By:	/s/ Fernando Contreras
	Name:	Fernando Contreras
	Title:	Vice President, Chief Compliance Officer and Corporate Secretary